UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 21, 2021

Commission File Number: 1-11917

FBL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Iowa	42-1411715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266-5997
(Address of principal executive offices)	(Zip Code)

(515) 225-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, without par value	FFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 21, 2021, FBL Financial Group, Inc., an Iowa corporation (the “Company” or “FBL Financial Group”) reconvened a special meeting of shareholders (the “Special Meeting”) to vote on the adoption of the previously disclosed Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the Company, Farm Bureau Property & Casualty Insurance Company (“FBPCIC”) and 5400 Merger Sub, Inc. (“Merger Sub”) pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). The Special Meeting was previously adjourned from its originally scheduled date of April 29, 2021. The Company’s shareholders of record as of the close of business on March 11, 2021 were entitled to vote at the reconvened Special Meeting.

Proposal 1: Adoption of the Merger Agreement. At the Special Meeting, the Company’s shareholders voted upon and approved by the requisite vote a proposal to approve the Merger Agreement. The approval of the Merger Agreement required the affirmative vote of (i) holders of at least a majority of all outstanding shares of Class A common stock and Series B preferred stock, voting together as a single class, (ii) holders of at least a majority of all outstanding shares of Class B common stock and (iii) holders of at least a majority of all outstanding shares of Class A common stock and Class B common stock (together, the “Common Shares”) held by all of the holders of outstanding common shares excluding the Iowa Farm Bureau Federation and its affiliates (“IFBF”), FBPCIC and its affiliates, and the directors and officers of IFBF, FBPCIC and their affiliates (the “Unaffiliated Shareholder Vote”).

The voting results with respect to the shares of Class A common stock and Series B preferred stock, voting as a single class, were as follows:

For	Against	Abstain	Broker Non-Votes
31,850,260	806,415	14,080	0

The voting results with respect to the shares of Class B common stock were as follows:

For	Against	Abstain	Broker Non-Votes
10,647	254	0	0

The voting results with respect to the Unaffiliated Shareholder Vote were as follows:

For	Against	Abstain	Broker Non-Votes
6,900,588	806,669	14,080	0

Proposal 2: Non-Binding Compensation Advisory Proposal. At the Special Meeting, the Company’s shareholders voted upon and approved by the requisite vote a proposal to approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.

The voting results with respect to the shares of Class A common stock and Series B preferred stock, voting as a single class, were as follows:

For	Against	Abstain	Broker Non-Votes
32,092,194	552,682	25,876	0

The voting results with respect to the shares of Class B common stock were as follows:

For	Against	Abstain	Broker Non-Votes
10,647	254	0	0

A third proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, was not needed.

Item 8.01 Other Events

On May 21, 2021, the Company issued a press release announcing the results of the Special Meeting and the parties’ intent to consummate the Merger on May 25, 2021. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 21, 2021.
104	Cover page Interactive Data File formatted as iXBRL (Inline eXtensible Business Reporting Language)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2021	FBL FINANCIAL GROUP, INC.

	By	/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer